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                                                                           EX-23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-25537 and 33-49767) pertaining to the American Commercial Vessel and Terminal Employees' Savings Plan of our report dated June 16, 1998, with respect to the financial statements and schedules of the American Commercial Vessel and Terminal Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------
                                                   Ernst & Young LLP

Jacksonville, Florida
June 23, 1998



































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